Exhibit 23.2

Ralph E. Davis Associates, Inc.
1717 St. James Place, Suite 460
Houston, TX 77056

March 16, 2012

Recovery Energy, Inc.
1515 Wynkoop Street, Suite 200
Denver CO 80202
Attention:  Brad Gabbard

Dear Brad:

RE Davis hereby consents to being named in the Annual Report on Form 10-K being filed by Recovery Energy, Inc. on or about March 16, 2012 and to the filing of our report dated March 5, 2012 as an exhibit to the Registration Statement.

Sincerely,

Ralph E. Davis Associates, Inc.

/s/ Allen C. Barron
Allen C Barron, P.E.
President